PIMCO NY Municipal Income Fund II
Meeting Date: 12-18-07

Record Date Shares (Common): 10,591,830.231 Record Date Shares 3,600 Combined record date shares: 10,595,430

Quorum Totals

          Common 	 % of      Preferred     % of       Grand      Total %
          Shares      Outstanding    Shares   Outstanding   Totals    (Common &
                        (Common)    Combined  (Preferred)            Preferred)

Voted	10,284,314.700	 97.097%    3,561     98.917%	 10,287,875.700  97.097%
Unvoted	307,515.531	  2.903%       39      1.083%	    307,554.531   2.903%
Total	10,591,830.231	100.000%    3,600    100.000%   10,595,430.231  100.000%

Proposal Totals

 		Common Shares	     % of Common 	      % of Common
				   Shares Outstanding         Shares Voted

Paul Belica
For 		 10,027,768.700 	94.675%			97.505%
Withheld	    256,546.000 	 2.422%			 2.495%
Total	 	 10,284,314.700 	97.097%		       100.000%

John C. Maney
For 	 	 10,020,290.700 	94.604%			97.433%
Withheld	    264,024.000 	 2.493%			 2.567%
Total	 	 10,284,314.700 	97.097%		       100.000%

		Preferred Shares     % of Preferred 	    % of Preferred
				    Shares Outstanding       Shares Voted

Paul Belica
For		     3,392 		 94.222%		95.254%
Withheld	       169 		 4.694%		         4.746%
Total		     3,561 		 98.917%	       100.000%

John C. Maney
For 		     3,392 		 94.222%		95.254%
Withheld	       169 		 4.694%		         4.746%
Total		     3,561 		 98.917%	       100.000%

John J. Dalessandro II
For 		     3,392 		 94.222%		95.254%
Withheld	       169 		 4.694%		         4.746%
Total		     3,561 		 98.917%	       100.000%

			Combined Totals (Common & Preferred)

Paul Belica	 Total Voted 	   % of Outstanding	% of Voted
For	 	 10,031,160.700 	94.674%		 97.505%
Withheld	    256,715.000 	 2.423%		  2.495%
Total Voted	 10,287,875.700 	97.097%	        100.000%

John C. Maney
For		 10,023,682.700 	94.604%		 97.432%
Withheld	    264,193.000 	 2.493%		  2.568%
Total Voted	 10,287,875.700 	97.097%	        100.000%

In connection with the Joint Annual Meeting of Shareholders of the PIMCO NY Municipal Income Fund II, PFPC hereby certifies the above tabulation of shareholder ballots.



Maura Stanley
Section Manager, Client Services